Exhibit 99.1
United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(460,600)
Unrealized Gain (Loss) on Market Value of Futures	(2,234,380)
Dividend Income	130
Interest Income	329
Total Income (Loss)	$(2,694,521)

Expenses
Investment Advisory Fee	$19,789
NYMEX License Fee	701
Brokerage Commissions	432
Non-interested Directors' Fees and Expenses	273
Prepaid Insurance Expense	97
Other Expenses	15,741
Total Expenses	37,033
Expense Waiver	(12,170)
Net Expenses	$24,863
Net Gain (Loss)	$(2,719,384)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 9/1/11	$33,455,775
Net Gain (Loss)	(2,719,384)

Net Asset Value End of Period	$30,736,391
Net Asset Value Per Unit (1,100,000 Units)	$27.94

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502